ICTS INTERNATIONAL N.V.
                         established at The Netherlands

                                    NOTICE OF

                     ANNUAL GENERAL MEETING OF SHAREHOLDERS

         Notice is hereby given of the Annual General Meeting of Shareholders (the "Annual Meeting") of ICTS International N.V. (the "Company") which will be held on Tuesday, June 26, 2001, at 11:00 A.M. local time, at the offices of the Company, located at Biesbosch 225, 1181 JC Amstelveen, The Netherlands.

         The agenda for the Annual Meeting, including proposals made by the Supervisory Board and the Management Board, is as follows:

1.       Opening of the meeting by the Chairman.

2.       To elect eight members to the Supervisory Board.

3.       Adoption of the annual accounts of the fiscal year 2000.

4. Authorization for the Supervisory Board, for a period of five years from the date of the Meeting, to issue up to 17,000,000 shares, representing all of the authorized shares of the Company's Common Stock, for any lawful corporate purpose without further shareholder approval.

5. Adoption of the English language to be used for the annual accounts and annual reports of the Company.

6. Report by the Management Board on the course of business of the Company with respect to the annual accounts of the year 2000.

7.       Report of the Audit Committee.

8. Report by the Supervisory Board with respect to the annual accounts of the year 2000.

9.       Questions.

10.      Adjournment.

         Pursuant to the Articles of Association of the Company and Netherlands law, copies of the annual accounts for the fiscal year 2000, the annual report which includes the information required pursuant to Section 2:392 of the Dutch Civil Code and the report of the Supervisory Board are open for inspection by the shareholders of the Company and other persons entitled to attend meetings of shareholders at the offices of the Company at Biesbosch 225, 1181 JC, Amstelveen, The Netherlands, from the date hereof until the close of the Annual Meeting.

         Shareholders may only exercise their shareholder rights for the shares registered in their name on June 26, 2000, the record date for the determination of shareholders entitled to vote on the day of the Annual Meeting.

                                                        The Management Board
                                                        Lior Zouker
                                                        Managing Director and
                                                        Chief Executive Officer
May 24, 2001

SHAREHOLDERS ARE URGED TO MARK, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY CARD OR POWER OF ATTORNEY, AS APPLICABLE, IN THE ENCLOSED RETURN ENVELOPE.

                             ICTS INTERNATIONAL N.V.
                                  Biesbosch 225
                                     1181 JC
                           Amstelveen, The Netherlands

                   (Registered with the Chamber of Commerce at
            Amsterdam/Haarlem, The Netherlands under No. 33.279.300)


                                 PROXY STATEMENT
                     ANNUAL GENERAL MEETING OF SHAREHOLDERS
                           To be held on June 26, 2001


         This Proxy Statement is being furnished to holders of common shares, par value 1.0 Dutch guilder per share (the "Common Shares"), of ICTS International N.V., a Netherlands corporation (the "Company"), in connection with the solicitation by the Management Board of proxies in the form enclosed herewith for use at the Annual General Meeting of shareholders of the Company to be held at 11:00, A.M. local time, on Tuesday, June 26, 2001, at the offices of the Company, located at Biesbosch 225, 1181 JC, Amstelveen, The Netherlands, or at any adjournment or adjournments thereof (the "Annual Meeting"). A copy of the Notice of Annual General Meeting of Shareholders (the "Notice"), which contains the agenda for the Annual Meeting (the "Agenda"), accompanies this Proxy Statement.

         The Company's 2000 annual report (the "Annual Report"), which contains the Company's audited consolidated financial statements for the fiscal year ended December 31, 2000, expressed in U.S. Dollars and prepared in accordance with United States and Dutch generally accepted accounting principles (hereinafter, the "Annual Accounts"), is being mailed with this Proxy Statement.

         It is proposed at the Annual Meeting to adopt resolutions approving the following proposals (the "Proposals"):

1.       Election of an eight member Supervisory Board (item 2 of the Agenda).

2. Adoption of the Annual Accounts for the fiscal year ended December 31, 2000 (item 3 of the Agenda).

3. Authorization for the Supervisory Board, for a period of five years from the date of the Meeting, to issue up to 17,000,000 shares, representing all of the authorized shares of the Company's Common Stock, for any lawful corporate purpose without further shareholder approval (item 4 of the agenda).

4. Adoption of the English language to be used for the annual accounts and annual reports of the Company (item 5 of the Agenda).

         Pursuant to the Articles of Association of the Company and Netherlands law, copies of the Annual Accounts, the Annual Report and the information required under Section 2:392 of the Dutch Civil Code and the report of the Supervisory Board, written in accordance with the Articles of Association of the Company, are open for inspection by the shareholders and other persons entitled to attend meetings of shareholders at the office of the Company at Biesbosch 225, 1181 JC, Amstelveen, The Netherlands, from the date hereof until the close of the Annual Meeting.



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         Since the Company is a "foreign private issuer" under United States securities laws, the solicitation of proxies for use at the Annual Meeting is not subject to the proxy rules contained in Regulation 14A promulgated under the United States Securities Exchange Act of 1934, as amended.

         This solicitation is made by the Management Board and the cost of the solicitation will be borne by the Company. The Company will reimburse brokerage firms, fiduciaries and custodians for their reasonable expenses in forwarding solicitation materials to beneficial owners. The Company is mailing this Proxy Statement, the Notice, the Annual Report, the form of proxy and the Power of Attorney to the shareholders on or about May 24, 2001.

Voting Securities and Voting Rights

         At the close of business on June 26, 2001, the issued and outstanding voting securities of the Company consisted of 6,229,967 Common Shares. The class of Common Shares is the only class of voting stock of the Company. Shareholders may exercise their shareholder rights to vote only the Common Shares registered in their name on June 26, 2001, the record date for the Annual Meeting.

         Shareholders owning and holding approximately 65.1% of the issued and outstanding Common Shares of the Company have indicated that they will vote FOR items 2, 3, 4 and 5 of the Agenda.

         The Agenda set forth in the Notice was proposed by the Management Board and approved by the Supervisory Board.

         A registered holder of Common Shares may cast one vote per share at the Annual Meeting. In accordance with Article 18 of the Articles of Association of the Company, resolutions may be adopted only when a quorum of at least fifty percent of the outstanding shares entitled to vote is represented at the Annual Meeting, and adoption of a resolution requires an absolute majority of the votes cast at the Annual Meeting.

         Common Shares cannot be voted at the Annual Meeting unless the registered holder is present in person or is represented by a written proxy. The Company is incorporated in The Netherlands and, as required by the laws of The Netherlands and the Company's Articles of Association, the Annual Meeting must be held in the Netherlands. Shareholders who are unable to attend the Annual Meeting in person may authorize the voting of Common Shares at the Annual Meeting by completing and returning the enclosed proxy card naming Lior Zouker and Stefan Vermeulen as proxyholders. If the proxy in the enclosed form is duly executed and returned prior to the Annual Meeting, all Common Shares represented thereby will be voted, and, where specifications are made by the holder of Common Shares on the form of proxy, such proxy will be voted by the proxyholders in accordance with such specifications.

         If no specification is made in the proxy, the proxy will be voted by the proxyholders FOR items 2, 3, 4 and 5 of the Agenda.

         In the event a shareholder wishes to use any other form of proxy, such proxy shall be voted in accordance with the specification given therein, provided that (i) such proxy states the number of registered Common Shares held by such shareholder, (ii) the Common Shares for which the proxy is given are registered in the name of the shareholder on June 26, 2001, and (iii) such proxy enables the person named therein to vote the Common Shares represented thereby either in favor of or against the Proposals, or to abstain from voting, as applicable. The proxyholder shall present the duly executed proxy together with the enclosed form of Power of Attorney signed by the registered shareholder.

Right of Revocation

         Any shareholder who has executed and delivered a proxy to the Company and who subsequently wishes to revoke such proxy may do so by delivering a written notice of revocation to the Company at its address set forth above,
Attention: Chief Executive Officer, at any time prior to the Annual Meeting.

Beneficial Ownership of Securities Owners

         The following table sets forth below information regarding the beneficial ownership (as determined under U.S. securities laws) of the Common Shares of the Company, as of June 26, 2001, by each person who is known by the Company to own beneficially more than 5% of the outstanding Common Shares:


                           Number of Shares Percent of
                         Beneficially Owned Class Owned

Leedan........................  2,255,000(1)           36.2%

Harmony ....................... 679,443(2)             10.9%

Port of Rostock..............   390,000(3)              6.3%
---------------------------

(1) Leedan, through wholly-owned subsidiaries, owns approximately 36.2% of the issued and outstanding Common Shares. Mr. Menachem J. Atzmon and Mr. Ezra Harel own, directly or indirectly 100% of the outstanding shares of Leedan and may be deemed to control such company. Leedan, Mr. Atzmon and Mr. Harel may be able to appoint all the directors of ICTS and control the affairs of ICTS.

(2) Harmony Ventures, B.V. ("Harmony") owns approximately 10.9% of the issued and outstanding Common Shares. Mr. Menachem J. Atzmon and Mr. Ezra Harel own 100% of the outstanding shares of Harmony and may be deemed to control such company.

(3) Seehafen Rostock Umschlagsgesellschaft GmbH ("Port of Rostock") owns approximately 6.3% of the issued and outstanding Common Shares. Mr. Menachem J. Atzmon and Mr. Ezra Harel own 100% of the outstanding shares of Port of Rostock and may be deemed to control such company.


                  ITEM TWO OF THE AGENDA:
                  ELECTION OF SUPERVISORY BOARD

         At the Annual Meeting, eight members of the Supervisory Board are to be elected to serve until the 2001 Annual Meeting of Shareholders and until their successors have been elected and qualified. The nominees to be voted on by Shareholders are Messrs. Ezra Harel, Boaz Harel, Savinoam Avivi, Michael Barnea, Gerald Gitner, Amos Lapidot, Menachem J. Atzmon and Eli Talmor.

         All nominees have consented to be named and have indicated their intent to serve if elected. The Company has no reason to believe that any of these nominees are unavailable for election. However, if any of the nominees become unavailable for any reason, the persons named as proxies may vote for the election of such person or persons for such office as the Supervisory Board of the Company may recommend in the place of such nominee or nominees. It is intended that the proxies, unless marked to the contrary, will be voted in favor of the election of Messrs. Ezra Harel, Boaz Harel, Savinoam Avivi, Michael Barnea, Gerald Gitner, Amos Lapidot, Menachem J. Atzmon and Eli Talmor.

         THE MANAGEMENT BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE FOLLOWING EIGHT NOMINEES (ITEM 1 ON THE PROXY CARD).

Ezra Harel (50) is the controlling shareholder of Leedan, an investment holding company. Mr. Ezra Harel had been the Vice Chairman of the Board of Directors of Rogosin Enterprises Ltd., an affiliate of Leedan ("Rogosin"), since 1994. Rogosin has been one of the largest independent manufacturers of tire cord in the world and is now an investment company. He has also served as Chairman of the Board of Directors of both Dash 200+, a company involved with the conversion of Boeing 747 aircraft from passenger to cargo use, since 1991, and Tuffy Associates Inc., an automotive service franchise company, since 1993. Mr. Harel is the Chairman of the Advisory Board of Port of Rostock.

Boaz Harel (37) has been the managing director of Leedan from 1993 to December 1997. Mr. Boaz Harel is the Chairman of Pioneer, a publicly traded mortgage warehouse lender trading on NASDAQ, serving in such capacity since November 1996. Pioneer is an affiliate of Leedan. Mr. Boaz Harel is the brother of Mr. Ezra Harel.

Savinoam Avivi (62) was a member of the Executive Board and Vice President of Koor Industries Ltd. ("Koor"), having served in those capacities from 1988 to 1999. Mr. Avivi served as a director of Home Centers (DVI) Ltd., a company publicly traded in Israel and an affiliate of Koor, and various subsidiaries of Koor. Koor is publicly traded on the New York and Tel Aviv Stock Exchanges and is the largest industrial conglomerate in Israel. He is currently chairman of the board of several private companies.

Michael Barnea (45) has been a senior executive and a member of the Board of Directors of Leedan since 1994. In addition, Mr. Barnea has served as the CEO of Rogosin since 2000.

Gerald Gitner (55) served as Chairman of Avalon Group, Ltd., an investment banking firm and President of Avalon Securities Ltd., its affiliate and an NASD member broker-dealer from 1992 until 1998. Since 1993, he has also been a director of Trans World Airlines, Inc. In December 1996, he was appointed to serve as CEO and in February 1997 as Chairman of Trans World Airlines, Inc. He served as CEO until May 1999. Since May 1985, he has served as the Chairman of D.G. Associates, Inc. He is a director of Factory Card Outlets, Inc. Mr. Gitner is a Trustee of Rochester Institute of Technology.

Amos Lapidot (66) is a Major General (reserve) in the Israeli Defense Forces and has served in the past as Commander-in-Chief of the Israeli Air Force. Mr. Lapidot has been a Special Assistant to the Israeli Ministry of Defense from 1991 to 1998. He has also been a director of El Al, the official airline of the state of Israel, since 1995. Mr. Lapidot is President of Technion, Israel Institute of Technology.

Menachem J. Atzmon (57) is a Chartered accountant (Isr). Mr. Atzmon is a controlling shareholder of Leedan, an investment holding company. As of 1995 Mr. Atzmon has served as a Director of Spencer Corporation Ltd., an investment company. Since 1996 he is the Managing Director of Albermale Investment Ltd. and Kent Investment Holding Ltd., both investment companies. Since January 1998 he has served as CEO of Port of Rostock, a company engaged in sea port activities. He is also the joint managing director of Harmony.

Eli Talmor (51) has been a member of the Supervisory Board of the Company since December 2000. Dr. Eli Talmor is a professor at the London Business School specializing in private equity and new ventures. He also is a professor of finance at the University of California, Irvine. He has previously taught at Tel Aviv University, UCLA, and the University of

Wisconsin at Madison. Dr. Talmor served on the board of directors of New Dimension Software from 1994 to 1999. During his tenure, the company grew, reflected by a substantial increase of its stock price. This company was acquired by BMC Software in 1999. Dr. Talmor holds a Ph.D. in Business Administration from the University of North Carolina at Chapel Hill and a BSc (Cum Laude) from Technion, Israel Institute of Technology.

          ITEM THREE OF THE AGENDA:
          ADOPTION OF ANNUAL ACCOUNTS

          The Company's audited balance sheet as of December 31, 2000 and statement of income for the year then ended, as expressed in U.S. Dollars and prepared in accordance with U.S. and Dutch generally accepted accounting principles (the "Annual Accounts"), are submitted to the Company's shareholders in the English language.

          Copies of the Annual Accounts, the Annual Report, which contains the information required under Section 2:392 of the Dutch Civil Code, and the report of the Supervisory Board are available for inspection by the Company's shareholders and other persons entitled to attend meetings of shareholders at the office of the Company at Biesbosch 225, 1181 JC, Amstelveen, The Netherlands, from the date hereof until the close of the Annual Meeting.

          In accordance with Article 20 of the Articles of Association of the Company, the Supervisory Board has determined to retain all net profit of the fiscal year 2000 to fund development and growth of the Company business. Accordingly, no dividends shall be proposed to be declared by the shareholders at the Annual Meeting for the 2000 fiscal year.

          Pursuant to Article 19 of the Articles of Association of the Company, the unconditional adoption of the Annual Accounts by the Shareholders at the Annual Meeting constitutes a discharge, for purposes of Dutch law, of the members of the Management Board and the Supervisory Board for the matters disclosed in the Annual Accounts. Such discharge is not absolute and will not be effective as to matters misrepresented or not disclosed to the shareholders.

          A majority of the votes cast is required for the adoption of the Company's Annual Accounts.

          THE SUPERVISORY BOARD AND THE MANAGEMENT BOARD RECOMMEND A VOTE "FOR" ITEM THREE (ITEM 2 OF THE PROXY CARD).

          ITEM FOUR OF THE AGENDA

          AUTHORIZATION FOR THE SUPERVISORY BOARD, FOR A PERIOD OF FIVE YEARS FROM THE DATE OF THE MEETING, TO ISSUE UP TO 17,000,000 SHARES, REPRESENTING ALL OF THE AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK, FOR ANY LAWFUL CORPORATE PURPOSE WITHOUT FURTHER SHAREHOLDER APPROVAL.

          Pursuant to the Company's Articles of Association and Section 2:96(1) of the Dutch Civil Code, the Supervisory Board the Company may only issue Common Shares in accordance with a resolution of the general meeting of shareholders or of another company organ that is indicated by resolution of the general meeting for a fixed duration of up to five years. Such designation must also specify the number of shares which may be issued.

          In order to further the business interests of the Company and to increase the ease with which the Company may issue stock in connection any lawful business purpose, the Supervisory Board requests that it be authorized by a resolution of the Meeting to issue up to 17,000,000 Common Shares, representing all of the authorized shares of the Company's Common Shares, for a period of five years from the date of the Meeting without further shareholder approval.

A majority of votes cast is required for the authorization of the Supervisory Board to issue such Common Shares during such period without further shareholder approval.
          THE SUPERVISORY BOARD AND THE MANAGEMENT BOARD RECOMMEND A VOTE "FOR" ITEM FOUR (ITEM 3 OF THE PROXY CARD).

          ITEM FIVE OF THE AGENDA
          ADOPTION OF THE ENGLISH LANGUAGE TO BE USED FOR THE ANNUAL ACCOUNTS AND ANNUAL REPORTS OF THE COMPANY

          Pursuant to Section 2:362, Paragraph 7 of the Dutch Civil Code, the annual accounts of a Netherlands company such as the Company must be prepared in the Dutch language, unless the General Meeting resolves to use another language. Due to the international structure of the Company, the Management proposes that the annual accounts and the annual reports of the Company be prepared in the English language.

          A majority of the votes cast is required for the adoption the English language for the Company's annual accounts and annual reports.

          THE SUPERVISORY BOARD AND THE MANAGEMENT BOARD RECOMMEND A VOTE "FOR" ITEM FIVE (ITEM 4 OF THE PROXY CARD).

          ITEM SEVEN OF THE AGENDA
          REPORT OF THE AUDIT COMMITTEE

          The Audit Committee of the Supervisory Board consists of Gerald Gitner (Chairman), Menachem J. Atzmon, Savinoam Avivi, Amos Lapidot and Eli Talmor. The Audit Committee and the Supervisory Board have adopted an Audit Committee Charter which is attached hereto as Exhibit A. The Charter outlines the duties of the Audit Committee in relation to its responsibilities of overseeing management's conduct of the Company's financial reporting process, including the selection of the Company's outside auditors and the review of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls and the annual independent audit of the Company's financial statements and the Company's legal compliance and ethics programs as established by the Management Board and the Supervisory Board. The Audit Committee has met with the independent auditors as well as the internal auditors. The Audit Committee after such review and discussion with internal auditors and the independent auditors have recommended that the audited financial statements be included in the Company's annual report on Form 20-F.

          The Audit Committee held one meeting at the end of each quarter to discuss the financial status of the Company for a total of four meetings during the last fiscal year. Except for Gerald Gitner, all members of the Audit Committee are "independent" under the rules of the Securities and Exchange Commission currently applicable to the Company. Mr. Gitner can serve as a member of the Audit Committee under the exception of the rules adopted by the Securities and Exchange Commission as both the Supervisory Board and the Management Board strongly believe that his services would be in the best interest of the Company.

                             AUDIT COMMITTEE REPORT

          The following is the report of the Company's Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2000.

          Review With Management

          The Committee has reviewed and discussed the Company's audited financial statements with both the Management Board and the Supervisory Board.

          Review and Discussions With Independent Auditors

          The Committee has discussed with Kesselman & Kesselman, the Company's independent auditors, the matters required to be discussed by SAS 61 (Communications with Audit Committees) regarding the auditor's judgments about the quality of the Company's accounting principles as applied in its financial reporting.

          The Committee has also received written disclosures and the letter from Kesselman & Kesselman required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Kesselman & Kesselman their independence.

          Conclusion

          Based on the review and discussions referred to above, the Committee recommended to the Company's Supervisory Board that its audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

          Submitted by the Audit Committee of the Supervisory Board

          Gerald Gitner, Chairman of the Audit Committee.

          The aggregate fees billed to the Company for the fiscal year ended December 31, 2000 by the principal accounting firm was $175,000 in total with $27,500 each fiscal quarter for general auditing services, $50,000 related to auditing related to European operations and subsidiaries and $15,000 in conjunction with certain sales of operations by the Company.

          The information contained in the foregoing report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

          Please sign, date and return the accompanying proxy card or other form of proxy with Power of Attorney, as applicable, in the enclosed envelope at your earliest convenience.


                                                     The Management Board

                                                     Lior Zouker
                                                     Managing Director and
                                                     Chief Executive Officer

          May 24, 2001

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



          POWER OF ATTORNEY


          The undersigned,

          hereby grants power of attorney to:

                                    Lior Zouker
                                    Stefan Vermeulen

          for and in name, place and stead of the undersigned to attend the Annual General Meeting of Shareholders of ICTS International N.V., a public company whose statutory seat and registered office is in Amstelveen, The Netherlands, which Annual General Meeting to be held at 11:00, local time, on Tuesday, June 26, 2001, at the offices of the Company, located at Biesbosch 225, 1181 JC, Amstelveen, The Netherlands or any adjournment or adjournments thereof, and for and in name, place and stead of the undersigned to sign at that Annual General Meeting the attendance register, to take part in all discussions, to make such proposals as the attorney may deem expedient, and to exercise the right to vote attached to the shares of the undersigned as well as all other rights which may be exercised at the Annual General Meeting on behalf of the undersigned _______________________, and further to do and perform any and all acts relating to the foregoing which may be useful or necessary and which the undersigned might or could or should do if personally present, all this with full power of substitution.

          Signed in                , this   day of    2001.

If a natural person insert: surname, forenames, full residential address and date of birth. If a body corporate insert: corporate name, place of registered office, full business address. A power of attorney given by a body corporate must be signed by an officer/officers duly authorized to represent the body corporate. If necessary inspect the records of the Chamber of Commerce where the body corporate is registered, and/or its articles of association or by--laws.

          The Proposed Resolutions

          Unless otherwise indicated, this Proxy confers authority to vote "FOR" for the resolutions contained herein. The Management Board recommends a vote of "FOR" for the resolutions contained herein. This proxy is solicited on behalf of the Management Board of ICTS International N.V. and may be revoked prior to its exercise by a written notice to the Chief Executive Officer of the Company.

          1.   To elect eight members to the Supervisory Board.

                  FOR                       AGAINST                   ABSTAIN
                  [ ]                       [ ]                         [ ]


          2.      Adoption of the annual accounts of the fiscal year 2000.

                  FOR                       AGAINST                    ABSTAIN
                  [ ]                       [ ]                           [ ]

          3. Authorization for the Supervisory Board, for a period of five years from the date of the Meeting, to issue up to 17,000,000 shares, representing all of the authorized shares of the Company's Common Stock, for any lawful corporate purpose without further shareholder approval.

                  FOR                       AGAINST                     ABSTAIN
                  [ ]                       [ ]                           [ ]

          4. Adoption of the English language to be used for the annual accounts and annual reports of the Company.

                  FOR                       AGAINST                     ABSTAIN
                  [ ]                       [ ]                           [ ]



NOTE: Signature(s) should follow exactly the name(s) on the stock certificate. Executor, administrator, trustee or guardian should sign as such. If more than one trustee, all should sign. ALL JOINT OWNERS MUST SIGN.

                                            Dated:_____________, 2001

                                             By:__________________________
                                             Name:________________________
                                             Title:_______________________




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